QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-65125, 33-69946, 33-75088, 333-28593 and 333-80729 on Form S-3 and Registration Statement Nos. 33-85154, 333-72916, 333-72918, 333-72920, 333-113387 and 333-113388 on Form S-8 of our report dated April 19, 2005, relating to management's report on the effectiveness of internal control over financial reporting appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Bentley Pharmaceuticals, Inc. and subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 27, 2005

QuickLinks

  EXHIBIT 23.1
  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM